Exhibit 10.25

DEVELOPMENT AGREEMENT

BETWEEN

DONALD A. DUNHAM, JR.

AND

GRANITE CITY FOOD & BREWERY, LTD.

›

Date of Development Agreement

October 22, 2002

DEVELOPMENT AGREEMENT

THIS DEVELOPMENT AGREEMENT (hereinafter referred to as this “Agreement”), made, entered into and effective this 22 day of October, 2002, by and between GRANITE CITY FOOD & BREWERY, LTD., a Minnesota corporation, hereinafter referred to as “Granite City”, and DONALD A. DUNHAM, JR., an individual, hereinafter referred to as the “Developer”;

WITNESSETH:

WHEREAS, Granite City has developed a restaurant operation which provides to the public casual dining restaurants featuring on-premises breweries under the name “Granite City Food & Brewery™”; and

WHEREAS, Granite City desires to enter into a development agreement with a developer for the purpose of building such facilities and leasing them to Granite City; and

WHEREAS, the Developer desires to construct and develop Granite City Food & Brewery restaurants (hereinafter individually referred to as the “Restaurants” or “Project”) at locations as determined by Granite City and Developer; and

WHEREAS, Granite City is willing to provide the Developer with building plans and specifications and experience, and “know-how” about the Granite City Food & Brewery Restaurants that has been developed by Granite City; and

WHEREAS, the Developer shall provide human resources and expertise to construct and develop the Restaurants;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement and for other good and valuable consideration, the parties hereby contract as follows:

SECTION I.
DEVELOPMENT SERVICES

A.                                   Developer shall perform certain services relating to the development of the Restaurants and shall oversee the development and construction of each Restaurant, and shall perform the services and carry out the responsibilities with respect to the Restaurants as are set forth herein, and such additional duties and responsibilities as are reasonably within the general scope of such services and responsibilities.

B.                                     The Developer’s services shall consist of the duties set forth in the following subparagraphs of this Section I.B and as provided elsewhere in this Agreement.  The Developer shall perform the following:

1.                                       Work with Granite City to establish mutually acceptable Project cost goals and to establish a Guaranteed Maximum Cost for each Project.

2.                                       Negotiate the terms and conditions of the purchase agreements or ground lease agreements between Developer and landowners to be used to acquire all properties related to Restaurant development (“Land Agreement”).

a.                                       Prior to negotiating a Land Agreement for a Restaurant site the Developer shall consult with Granite City concerning the basic terms and conditions of such agreement.  The final Land Agreement shall be subject to the written consent of Granite City which shall not be unreasonably withheld.

b.                                      Developer shall provide Granite City copies of the following documents prior to closing the Land Agreement for such property for a Restaurant Project,

(i)                                     Title Insurance Commitment and copies of all documents constituting an exception to title.

(ii)                                  Survey meeting ALTA/ACSM Land Title Standards.

(iii)                               All environmental audits, tests and reports.

(iv)                              All soil test reports.

3.                                       Negotiate the terms and conditions of a guaranteed maximum cost construction contract between Developer and a general contractor (“Construction Contract”).  Prior to negotiating a Construction Contract, the Developer shall consult with Granite City concerning the basic terms and conditions of such contract.  The final Construction Contract shall be subject to the written consent of Granite City not to be unreasonably withheld including but not limited to approval of all contractor warranties, allowable costs, disallowed costs, fee amount, overhead amount, insurance requirements, indemnities, and “Completion Date.”  The Completion Date will be the date that the Restaurant Project is substantially complete other than for completion of the “Tenants Work” as specified in the lease of the Restaurant Project from Developer to Granite City.  The Restaurant Project will be deemed substantially complete when the only legal or functional impediment to Granite City conducting its restaurant operations in the Restaurant is completion of the Tenants Work, and when the Restaurant Project’s external and internal appearance is appropriate for public operations subject to minor punchlist items to be completed during the completion of the Tenants Work.  The parties shall discuss the selection of each general contractor prior to selection and such general contractor shall be subject to Granite City’s written approval which shall not be unreasonably withheld.

4.                                       Consult with Granite City prior to entering into any Construction Contract as to which contracts Granite City believes should be awarded on a competitive bidding process, not to require acceptance of the lowest bid and further to provide for such bidding process.

Developer, through its Project Manager, will obtain at least three competitive bids for each site.

5.                                       Consult with Granite City as to which furniture, fixtures and equipment shall be included or excluded from the Construction Contract.

6.                                       Negotiate the terms and conditions of other necessary and appropriate contracts between Developer and contractors and professionals (i.e. appraisers, soil engineers, environmental engineers, civil engineers, etc.) as required to complete facilities.  Developer shall require all such contractors and professionals to have adequate liability and errors and omissions insurance and all such contracts shall have adequate indemnity and insurance provisions so as to protect both Developer and Granite City from errors and omissions by such contractors and professionals.

7.                                       Coordinate the approvals needed from local, state, and federal, governmental units and agencies as required to obtain all needed permits for all Restaurant facilities and improvements.  Developer shall periodically review with Granite City any design or site plan negotiations with such governmental units and agencies and all final agreements regarding site plans shall be subject to Granite City’s written approval which shall not be unreasonably withheld.

8.                                       Provide periodic cost estimates to Granite City for completion of facilities, and use reasonable efforts to cause revisions to be made to plans and specifications which are approved by Granite City to cause costs to be equal to or less than the Guaranteed Maximum Cost.

9.                                       Conduct meetings pursuant to a construction strip schedule with any and all architects, engineers, contractors, consultants, suppliers, Granite City, and all other involved individuals and entities.

10.                                 Coordinate and communicate development activities between all parties, contractors, governmental agencies, representatives, and Granite City.

11.                                 Assist in supervising construction including consultation with contractors, architects, engineers, Granite City and all other involved individuals and entities.

12.                                 Arrange for periodic formal inspections of the construction process and Project by the architect, Granite City and its agents at such times and frequency as Granite City may require, but not to exceed more than once a month.  Granite City and its agents may also informally monitor the construction process from time to time provided Granite City does not interfere with or delay the construction process.

13.                                 Perform and observe in timely fashion each and all of its covenants conditions, obligations and agreements under the construction contract in accordance with the terms and conditions thereof.

14.                                 Promptly notify Granite City of any default or breach of or under the Construction Contract by any party thereto or of any failure of performance or other condition that with the giving of notice or the passage of time, or both, would become a default.

15.                                 Coordinate payments to contractors and suppliers and assist in making recommendations for payment for dispute work.

16.                                 Arrange for the construction of required public infrastructure (sewers, streets, etc.) by governmental bodies and advise Granite City as to any estimated special assessments which need to be taken into account in Granite City’s budget.

17.                                 Assemble all Project documents and records including, but not limited to, guarantees, warranties, lien releases, operating manuals, drawings, and other documents referred to in the specifications of the facilities.

18.                                 Prepare punch lists with Granite City upon substantial completion of each facility and supervise corrections of the items and work on such punchlists pending final completion of each facility.

19.                                 Provide timely reporting of Project status to all parties.  Developer acknowledges that it is critical to deliver each Restaurant Project substantially completed by the construction contract Completion Date because Granite City (i) will expend substantial amounts for the purchase of furniture, fixtures, and equipment which will be delivered and paid for at a time that is prior to the Completion Date and (ii) will, at significant cost, hire and train a substantial number of employees some of whom will have to be paid whether or not the Restaurant is substantially complete on the Completion Date.

Developer shall be obligated to deliver the Restaurant substantially complete by the Completion Date subject to Unavoidable Delay.  Unavoidable Delay shall mean delays in the performance of obligations under this Agreement due to acts of God, acts of the public enemy, the direct unavoidable result of strikes, walk outs and lockouts  which could not be reasonably anticipated, fire, floods, epidemics and quarantines, unavailability of power, unavailability of materials which would not reasonably be anticipated, the requirement to remediate environmental conditions other than as noted in environmental audits procured prior to commencing construction, the requirement to correct concealed conditions not revealed by adequate soil tests, action or inaction of governmental authorities, unusually severe weather not reasonably anticipatable, casualty to the Project improvements, and litigation which delays construction by injunction, provided no such occurrence shall constitute “Unavoidable Delay” for a party unless the party gives written notice to the other party of such occurrence within ten (10) days of its first occurrence.  For each day of Unavoidable Delay, one day shall be added to the Development Schedule under this Agreement for completion of the affected task and any subsequent task the commencement of which is dependent on completion of the affected task.  The parties may amend the Development Schedule by change order to incorporate those changes in completion dates for affected tasks in order to assure agreement on such matters.

20.                                 Subject to Unavoidable Delays, deliver to Granite City first class quality restaurants constructed in accordance with approved plans and specifications within time frames provided by this agreement and the leases to be entered into by Developer and Granite City.

SECTION II.
RESPONSIBILITIES OF GRANITE CITY

A.                                   Granite City’s services shall consist of the duties set forth in the following subparagraphs of this Section II.A and as provided elsewhere in this Agreement; provided, however, that if the performance of any duty of Granite City set forth in this Agreement is beyond the reasonable control of Granite City, Granite City shall nonetheless be obligated to (1) use its best efforts to perform such duty and (2) promptly notify Developer that the performance of such duty is beyond its reasonable control.  Granite City shall perform the following:

1.                                       Review and provide written consent  or rejection for all site selections for each Restaurant as provided by Developer.

2.                                       Negotiate the terms and conditions of an architectural agreement between Granite City, the Developer and the architect to provide final drawings and construction plans and specifications for each Restaurant.  Developer shall pay the architect’s fee which shall be part of the Guaranteed Maximum Cost.  Developer shall be entitled to utilize the plans and specifications now and in the future for the Restaurant Project to which Developer, together with Granite City, shall be a co-owner for purposes of being the beneficiary of the architect’s duties, covenants and warranties.  Granite City shall own the plans and specifications for purposes of constructing the Tenants Work on each Restaurant and for purposes of being the sole party authorized to permit use of the plans and specifications or modifications thereof at other sites.  Granite City shall advise Developer on various final plan details, site plans and the final construction plans and specifications shall be subject to Granite City’s written approval.  Such plans and specifications shall not be modified, supplemented, or amended without Granite City’s prior written consent and approval; provided, however, that Developer shall be allowed to amend non-material items throughout the period of construction, if such item would not have a material effect on the operation of the Restaurant and if such change would not increase the construction cost of the Project by more than $1,000 for any single amendment nor by more than $5,000 for all such amendments collectively.

3.                                       Approve or disapprove, in writing, the plans and specifications of each Restaurant as provided by Developer.

4.                                       Approve or disapprove, in writing, the overall construction costs of the Restaurant, including the Land costs and Lease costs.

5.                                       Provide all communication to Developer in a timely manner to expedite development activities between all parties, contractors, governmental agencies, and other representatives.

6.                                       Provide all other functions reasonably necessary to assist the completion of the facilities in a professional and timely manner which are customarily undertaken by a tenant under a build-to-suit leasing arrangement.

7.                                       Provide written materials containing the instructions, requirements, standards, specifications and procedures for the development and construction of typical Granite City Food & Brewery Restaurants.

SECTION III.
DEVELOPMENT SCHEDULE

A.                                   Recognizing that time is of the essence, the Developer (D) and Granite City (GC) acknowledge and agree that a material provision of this Agreement is that the following development schedule must be adhered to during the term of this Agreement.

1.             Schedule for first three Restaurants:

a.	Identify cities or metropolitan areas for three Projects (GC)	15 days from execution of Development Agreement
b.	First Site Selection (D and GC)	45 days from the execution of Development Agreement
c.	Executed Land Agreement and GC/Dunham Lease Agreement for First Site (D)	30 days from the date of the First Site Selection
d.	Identify Second Site Selection (D and GC)	60 days from execution of Development Agreement
e.	Executed Land Agreement for Second Site and GC/Dunham Lease Agreement(GC/D)	30 days from date of the Second Site Selection
f.	Identify Third Site Selection (D and GC)	90 days from execution of the Development Agreement
g.	Executed Land Agreement and GC/Dunham Lease Agreement for Third Site (D)	30 days from the date of the Third Site Selection
h.	Provide Model Restaurant Design (GC)	15 days from the execution of Development Agreement
i.	Determine Preliminary Lease Payment	15 days after execution of Land Agreement for First Site
j.	Provide Modified Building Plans and Specifications for Restaurant for Land Agreement and Construction Contract for First Site (GC)	30 days from the execution of Land Agreement for First Site

k.	Provide Modified Building Plans and Specifications for Restaurant for Land Agreement and Construction Contract for Second Site (GC)	30 days from the execution of Land Agreement for Second Site
l.	Provide Modified Building Plans and Specifications for Restaurant for Land Agreement and Construction Contract for Third Site (GC)	30 days from the execution of Land Agreement for Third Site
m.	Provide Estimate of Costs Associated with each Restaurant (D)	45 days from the delivery of Modified Plans and Specifications for that Restaurant
n.	Selection of General Contractor	60 days from the developer’s receipt of modified plans and specifications
o.	Approval of Building Costs (GC & D)	60 days from developer’s receipt of modified plans and specifications
p.	Determine Lease Payment	60 days after execution of Land Agreement for that Site
q.	Commencement of Construction of each Restaurant (D)	Within a reasonable amount of time and not to exceed 6 months from execution of the Land Agreement for that Restaurant
r.	Completion of Construction of each Restaurant (D)	Six months from commencement of Construction of that Restaurant

The above construction schedule is for the first three Restaurants.  The parties shall stagger the schedule for the three Restaurants so that openings are approximately 90 days apart, if feasible.

2.             The Development Schedule for the subsequent Restaurants subject to this Agreement:

a.	Identification of city or metropolitan area (“Market”) for Project (GC)	As initiated by GC
b.	Site Selection (GC & D)	30 days after Market Identification
c.	Executed Land Agreement (D)	60 days after Site Selection
d.	Modified Plans and Specifications (GC)	90 days after Site Selection
e.	Estimate of Costs (D)	30 days after delivery of Plans and Specifications
f.	Approval of Costs (GC)	20 days after estimate of costs

g.	Commencement of Construction	6 months after Land Agreement executed
h.	Completion of Construction	6 months after commencement of construction

3.                                       Construction of a restaurant shall be deemed to commence upon Developer pouring concrete and footings.

B.                                     Failure to Comply with Development Schedule.  The Developer or Granite City’s failure to comply with the above Development Schedule will constitute a material breach of this Agreement by the defaulting party and, in that event, the non-defaulting party will have the right to terminate this Agreement as provided in Section IV.B.  Termination of this Agreement as a result of the defaulting party’s failure to meet the Development Schedule set forth above will not affect an individual restaurant which is in compliance with the Development Schedule but will terminate the contract with respect to the obligation to construct or lease additional restaurants with Developer for which construction has not yet commenced.  Notwithstanding the above, if Developer has constructed three (3) restaurants in accordance with the Development Schedule, the failure of Developer to comply with the Development Schedule for one restaurant shall not be grounds for termination of this Agreement.  If the Developer fails to comply with the Development Schedule for two or more restaurants, this Agreement shall be terminated by Granite City at its option.

SECTION IV.
EVENTS OF DEFAULT

A.                                   Defined.  The term “Event of Default” shall mean any failure by any party to observe or perform any covenant, condition, obligation or agreement on its part to be observed or performed under this Agreement, insolvency of a party, the filing of a petition in bankruptcy by a party or the filing of a petition in bankruptcy against such party which is not dismissed within sixty (60) days.

B.                                     Remedies.

1.                                       Default by Developer.  Whenever any Event of Default occurs on behalf of Developer, Granite City may exercise the following remedies after providing fifteen (15) days written notice to the defaulting party of the Event of Default, but only if the Event of Default has not been cured within said fifteen days Granite City may:

a.                                       Suspend its performance under this Agreement and/or the lease; provided that upon Developer curing such Event of Default, Granite City shall resume its performance under this Agreement.

b.                                      Cancel, rescind or terminate this Agreement and/or any lease to an uncompleted restaurant for which this Agreement is terminated.

c.                                       Take whatever other action permitted by law, including legal, equitable or administrative action, which may appear necessary or desirable to enforce performance and observance of any obligation, agreement, or covenant under this Agreement or to obtain and collect a judgment for damages.

2.                                       Default by Granite City.  In the event that Granite City is in default of any of its obligations or covenants, set forth in this Agreement, Developer shall have, as its sole remedy, the right to terminate this Agreement and Granite City shall promptly pay to Developer provided Developer is not in material default of its obligations, covenants, representations or warranties set forth in this Agreement a liquidated damage fee of One Hundred Thousand Dollars ($100,000), representing a reasonable estimation of the costs, time, and legal and other expenses expended by Developer as a result of Granite City’s default.  Such amount is acknowledged by Granite City and Developer to be a reasonable estimate of damages anticipated to be suffered by Developer as a result of Granite City’s failure to perform hereunder and shall not be deemed a penalty or excessive fee.  Developer shall not be entitled to make any other claim for damages in addition to or in lieu of the claim for liquidated damages.

C.                                     Termination.

1.                                       Upon termination of the Agreement, the Developer will have no further rights or obligation to construct Restaurants under the Granite City Food & Brewery name.

2.                                       Upon termination, Granite City will have the right to develop and construct its Restaurants in any location and to contract with another party for future development in any location.

3.                                       Upon termination, Granite City will have the right but not the obligation to take assignment from Developer of any existing land purchase agreements for sites identified as Restaurant sites pursuant to this agreement for a purchase price equal to the amount, if any, of Developer’s out of pocket costs relating to such site, and the right but not the obligation to purchase from Developer any uncompleted Restaurant facility subject to this Agreement for a price equal to the lesser of the Guaranteed Maximum Cost or the amount of allowable costs incurred by Developer to date of exercise of Granite City’s purchase.  In the event this Agreement is terminated because of the default of a party, the other party shall be entitled to claim damages equal to its unreimbursed out of pocket costs, but will not be entitled to claim lost profits, speculative or consequential damages, except as set out in the liquidated damages clause.

4.                                       Notwithstanding the above, neither Granite City or the Developer shall terminate this Agreement on account of a default which is not a material default (as defined below) provided the defaulting party uses commercially reasonable efforts to cure the default.  For purposes of this Agreement a Material Default means a default which either delays the Completion Date by at least 30 days or causes the nondefaulting party at least $50,000 in damages.

D.                                    Dispute Resolution.  In the event the parties cannot agree on any matter set out in this Agreement, the parties, at the option of either party, may election to have the matter resolved by mediation.  If Granite City elects mediation the mediation shall take place in Minnehaha County, State of South Dakota.  If Developer elects mediation the mediation shall take place in Hennepin County, State of Minnesota.  The party exercising the option to mediate shall give not less than ten (10) days’ written notice of the mediation.  The notice shall state the place and time of mediation and the name of the mediator, who shall be agreed upon by the parties or attorneys for the parties after consultation, or in absence of such agreement, shall be a licensed lawyer with prior experience as a mediator designated by the party calling for the mediation.  In the event mediation does not successfully resolve the matter, or in the event the option to mediate is not timely exercised, the parties may seek their remedies at law, including but not limited to the right to pursue such remedies in any state or federal court of competent jurisdiction, with the law of the State of South

Dakota, without regard to its conflict of law provisions, to govern the construction and interpretation of this Agreement.

E.                                      No Remedy Exclusive.  Except as set forth herein no remedy herein conferred upon or reserved to Granite City is intended to be exclusive of any other available remedy or remedies.  Each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at last or in equity or by statute, provided that in no event shall Granite City be entitled to double recovery or multiple remedies which if effected in their totality would be inequitable or in bad faith.  No delay or omission to exercise any remedy or power accruing upon any Event of Default shall impair any such remedy or power or shall be construed to be a waiver thereof.  Any such remedy and power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle either party to exercise any remedy reserved to it, it shall not be necessary to give notice, other than such notice as may be required in this Section IV.

F.                                      No Additional Waiver Implied by One Waiver.  In the event any Event of Default is waived by the non-defaulting party, such waiver shall be limited to the particular Event of Default so waived and shall not be deemed to waive any other concurrent, previous or subsequent Event of Default hereunder.

SECTION V.
SITE SELECTION

Developer will assume all cost, liability, expense and responsibility for locating and obtaining sites for the Restaurants, provided Granite City has fulfilled its obligations related to review and cooperation in approval of such sites.  Developer will be responsible for coordination of constructing or renovating the Restaurants at such sites.

A.                                   Prior to the acquisition of each site for a Restaurant, Granite City will, at its expense, submit to the Developer in writing, a description of the site and a market feasibility study including demographic information, land site plans, photographs, and such other information or materials as the Developer may reasonably require.  The Developer will have thirty (30) days after receipt of such information and materials from Granite City to review and approve the proposed site as the location for a Restaurant.  If Developer disapproves of any site, Developer will state in writing its reasons for disapproval.

B.                                     If the phase one environmental audit for a potential site indicates a material risk of contamination, the Developer may elect not to develop the site.  In such an event Granite City shall agree not to develop such site as well.  Developer and Granite City will then endeavor to locate an alternative site.

C.                                     After the location for a Restaurant has been reviewed and agreed upon by the Developer and Granite City, the Developer shall purchase or lease the site with Development Schedule deadline set forth in Section III(A).

D.                                    Granite City shall provide all furniture, fixtures and equipment necessary for the operation of the Restaurants.  With respect to each Project, the parties shall enter into a written agreement identifying or classifying items which constitute furniture, fixtures and equipment to be provided by Granite City.

SECTION VI.
INSPECTION

Upon receipt thereof, Developer agrees to provide Granite City copies of all proposed and executed contracts, subcontracts, purchase orders, or other documentation related to the construction of the Restaurant.  Granite City or its agents, contractors or employees shall be entitled, but not obligated, to inspect construction of the Restaurant, all records relating to the Project real estate, and the books and other financial records of Developer or the Contractor and Developer relating to the Project.  Developer shall require Contractor to cooperate with Granite City in enabling Granite City to accomplish such inspection.  At the completion of construction of the Restaurant, all items set forth on any inspection report or punchlist shall be completed before final payment is made to the Contractor.  The right of inspection is for the benefit of Granite City.  Granite City shall not be deemed to have assumed any responsibility to Developer or the Contractor, or any third party as a result of any such action nor shall Granite City be deemed to have waived any claims or warranties either by exercising such rights or by declining to exercise such rights.

SECTION VII.
LEASE AGREEMENT

A.                                   For each Restaurant site developed by the Developer, Granite City shall enter into a lease agreement (the “Lease”) with Developer or an assignee of Developer substantially in the form of Exhibit A to be finalized and attached prior to October 30, 2002 or such other date to which the parties may mutually agree in writing.  If the Parties cannot reach an agreement, this Agreement shall become null and void.  Each lease agreement shall contain the following terms:

1.                                       Triple Net.  Each lease shall be a “pure” triple net lease in which the Developer will incur no additional operating expenses whatsoever, except for certain capital costs specified in the lease.

2.                                       Term of Lease.  Each lease term shall be for twenty (20) years with five (5) five-year options to renew, unless the underlying ground lease term is for a lesser term and Granite City specifically approves a lesser term for that reason.

3.                                       Lease Payments.  The annual lease payment shall be determined by multiplying the approved Project costs, identified in the Lease, which shall include land costs, by the lease rate of 10.5% (“Lease Rate”).  As an illustration, if the Project costs are $2,000,000, the annual lease payment will be $210,000.  If the Developer does not purchase the land, but executes a land lease, the annual land lease cost shall be added to the annual lease payment as determined above.  The Lease Rate has been determined using the ten year treasury note (“Index”) indexed at 5%.  The Lease Rate shall not be adjusted until the Index either exceeds 6.5% or is equal or below 3.5%.  If the Index exceeds 6.5% at the time that each Restaurant opens, the Lease Rate for that Restaurant shall increase by the same amount that the Index exceeds 6.5%, at the option of the Developer and primarily determined by mortgage rates.  For example, if the Index is 7%, the Developer may raise the Lease Rate to 11%.  If the Index is 3.5% at the time that each Restaurant opens, the Lease Rate for that Restaurant shall decrease by the same amount that the Index is less than 3.5%.  For example, if the Index is 3.0%, the Lease Rate shall be 10%.

4.                                       Project Costs.  Prior to the commencement of the construction of each Restaurant, the Developer and Granite City shall agree as to the amount of the Guaranteed Maximum Cost.  The constructions costs will not change unless Granite City initiates a change to the plans and specifications and both parties execute a change order.  However, Granite

City will not be responsible for increases in costs resulting from change orders required as a result of failure of Developer to correctly determine conditions of the Site prior to purchasing the Site.  There will be no development fee, financing fee or other fee earned by the Developer it being agreed that the rent fully compensates Developer, except that a project management fee of three percent (3%) of the General Contractor Cost and Tenant Improvements constructed by the General Contractor, payable to Developer, shall be included in the Project Costs.  Project costs are more specifically defined in Exhibit B.  The General Contractor Cost and Tenant Improvements shall not include other costs such as land purchase costs or “soft costs” including but not limited to architect fees, consultant fees, finance fees, governmental fees, attorney fees, accountant fees, engineer fees, geotechnical costs, or environmental audit costs.

5.                                       Rent Commencement Date.  Rent shall commence for each site the earlier of the day Granite City commences to operate as a public restaurant or the first day of the first full month following twenty-one (21) days after the issuance of a certificate of occupancy.

6.                                       Option.  The Lease shall contain an option for Granite City to purchase the restaurant real estate for fair market value at the end of the 20th Lease Year.

7.                                       Right of First Refusal.  The Lease shall provide Granite City the right of first refusal to purchase the restaurant real estate during the lease term and any extension or renewal thereof.

SECTION VIII.
NUMBER OF SITES

A.                                   In consideration of Developer entering into this Development Agreement, Developer is given the right to develop and build up to twenty-two (22) restaurants prior to December 31, 2012.  Granite City is not bound to authorize Developer to develop twenty-two (22) restaurants in such time period but Granite City shall not use any other developer as long as this Agreement is in effect.  Developer shall have the option to waive its right to develop any site for any reason.  Notwithstanding the above, Granite City may use another developer to develop a site(s) under the following circumstances:

1.                                       The Agreement is terminated pursuant to Section III or IV. B. because of a Developer Default.

2.                                       Developer declines to develop a particular Project site.

3.                                       If the Developer has developed at least 7 Restaurants, and if the controlling interest in Granite City or substantially all of Granite City’s assets is sold to a third party or Granite City is merged into another entity controlled by third parties, provided any site in process at the time of sale or merger shall be completed pursuant to this Agreement.

B.                                     It is anticipated that Granite City will need to make substantial improvements to the Restaurant every 5 to 7 years during the term of the Lease.  After obtaining written approval of such improvements from Developer, which shall not be unreasonably withheld or delayed, Granite City may enter into a construction contract with a general contractor to construct such improvements.  In such event Granite City will not commence construction unless Developer approves the contractor, the contract, and builders risk insurance, such approvals not to be unreasonably withheld or delayed and until Granite City has satisfied Developer that Granite City has the funds necessary to pay the cost of such improvements.

The terms of this Section VIII(B) shall be incorporated in more detail in the Lease.

SECTION IX.
GENERAL PROVISIONS

A.                                   Notice.  Unless otherwise required by law, any notices required or permitted to be given hereunder may be, and shall be deemed, given when delivered in person or deposited in the United States Mail, postage prepaid, addressed to the party or parties to whom notice is to be given, at the following addresses, or to such other addresses as the parties may for themselves designate in writing by notice hereunder:

If to Developer:	With a Copy to:
Donald A. Dunham Jr. Ltd.	John F. Archer, Esq.
230 S. Phillips Avenue, Suite 202	Hagen, Wilka & Archer, P.C.
Sioux Falls, SD 57104	100 S. Phillips Avenue, Suite 418
Sioux Falls, SD 57104

If to Granite City Food & Brewery, Ltd.:	With a Copy to:
Steve Wagenheim	Avron Gordon, Esq.
5831 Cedar Lake Road	Briggs and Morgan, P.A.
St. Louis Park, MN 55416	2400 IDS Center
Minneapolis, MN 55402

B.                                     Miscellaneous.  This Agreement (i) shall be construed under and in accordance with the laws of the State of Minnesota; (ii) may be executed in one or more counterparts, all of which shall be considered one and the same agreement; (iii) embodies the entire agreement and understanding, and supersedes all prior agreements and understandings between Developer and Granite City relating to the subject matter hereof; and (iv) may be amended or modified only in writing or as specifically provided herein.

C.                                     Successors and Assigns.  Developer shall have no right to assign this Agreement or any of its rights or obligations hereunder, except to an entity of which the Developer has a controlling interest.  Subject to the preceding sentence, this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective personal representatives, successors and assigns.

D.                                    Exhibits.  All exhibits attached hereto are incorporated herein and form a part of this Agreement.

SECTION X.
BINDING AGREEMENT

This Agreement shall be binding on the parties hereto, their heirs, executors, personal representatives, successors and assigns and supersedes any prior agreement for the development of the Project between the parties hereto.

SECTION XI.
HEADINGS

All section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section.

SECTION XII.
TERMINOLOGY

All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, the singular shall include the plural, and vice versa as the context may require.

SECTION XIII.
BENEFIT OF AGREEMENT

The obligations and undertakings of the Developers set forth in this Agreement are made for the benefit of the Partnership and its partners and shall not inure to the benefit of any creditor of the Partnership other than a Partner, notwithstanding any pledge or assignment by the Partnership of this Agreement or any rights hereunder.

SECTION XIV.
COUNTERPART

This agreement may be executed by the parties in counterpart and the signature pages assembled into one agreement.  In such event each such assembled agreement shall be deemed a complete agreement binding on both parties to the Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

DONALD A. DUNHAM, JR.	GRANITE CITY FOOD & BREWERY LTD.

/s/ Donald A. Dunham, Jr.	By /s/ Steven J. Wagenheim
Its President

EXHIBIT A
LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into on this            day of                     , 200   , by and between Donald A. Dunham, Jr., and/or his assigns (hereinafter referred to as “Landlord”) and Granite City Food & Brewery, Ltd., having its principal place of business in                                     , (hereinafter collectively referred to as “Tenant”).

WHEREAS, Landlord and Tenant have entered into a Development Agreement on October        , 2002 (“Development Agreement”); and

WHEREAS, pursuant to the Development Agreement, the Landlord and Tenant now hereby agree to enter into this Lease Agreement dated this            day of                            , 200       ; and

WHEREAS, any capitalized terms used herein and not otherwise defined shall have the meaning and effect of such term as set forth in the Development Agreement.

SECTION I.
LEASED PREMISES

A.                                   Description of Premises.  Landlord hereby leases and demises to Tenant and Tenant hereby accepts and leases from Landlord, on the terms and conditions hereinafter set forth, that certain real property and building, fixtures, and other related improvements to be constructed in                             County,                       , on land which is legally described on Exhibit A-1 and depicted on Exhibit A-2:

and hereinafter in this Lease called the “Premises.”  The Premises consist of an area of approximately                             square feet with a building located thereon of approximately                                  square feet (“Building”).

B.                                     Quiet Enjoyment.  Landlord covenants and agrees that so long as Tenant is not in default under the terms of this Lease, Tenant shall have quiet and peaceful possession of the Premises and shall enjoy all of the rights granted herein without interference.

C.                                     Construction of Building.  Landlord shall erect on the real property a                   square foot Building including the Fixtures and Equipment set forth on Exhibit B and excepting such work as Tenant is to finish as set forth on Exhibit C (“Tenant’s Work”).  The Building shall be built in accordance with plans and specifications prepared by                                                                                                   dated                                       sheets                                                  (the “Plans and Specifications”) as agreed to by the parties hereto and in accordance with the Development Agreement.  Landlord’s completion of its portion of the construction of the Building and all related improvements shall be on or before                         , 200     (“Completion Date”) and such construction shall be done in a good and workmanlike manner and sufficient to receive a certificate of occupancy, and shall be in compliance with all governmental laws, ordinances, regulations, building codes and requirements.  Landlord shall complete all landscaping prior to the time Tenant completes the Tenant’s Work except if the landscaping work cannot be completed prior to winter and the landscape plan has been approved by the City of                       (“City”) and the City has granted a Certificate of Occupancy, the Landlord shall complete the landscaping work as soon as possible during the spring of the following calendar year.  The Completion Date shall not be changed except by written amendment executed by both parties or by Unavoidable Delay as hereinafter defined.

Tenant shall furnish, construct and install the Tenant’s Work at its own expense and in accordance with the Plans and Specifications as soon as can reasonably be done after the Building has been completed by Landlord.  However, any delay caused by the Landlord shall extend the completion period of the Tenant.  All Tenant’s work shall be done in a good and workmanlike manner and in accordance with all city building codes.  Landlord is under no obligation to make any structural or other alterations, decoration, additions or improvements in or to the Premises except as expressly set forth in the Plans and Specifications.  Tenant shall have the right to make changes from time to time in the Plans and Specifications by submitting to Landlord revised plans and specifications (herein called the “Revisions”).  Upon timely receipt of any Revisions, Landlord shall submit the Revisions for performance to the contractors performing the trade or trades involved in the Revisions, and if so requested by Tenant, obtain proposed Bids from those contractors before embarking on such performance.  Landlord shall have the right to reject any Revisions which would materially delay the Commencement Date of this Lease unless, in conjunction therewith, Tenant agrees to pay rental for the Premises on the date the Rent Commencement Date would have occurred but for the completion of the Revisions.

D.                                    Preparation of Premises.  Tenant shall take and accept the Premises upon completion of construction and receipt from the City of a Certificate of Occupancy (COO).  The Premises shall be in tenantable condition so that the lights, water, sewer, front and rear doors, HVAC, plumbing, and water heater are in working or operating condition and the Tenant is able to operate its customary restaurant business in the Premises.  Taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises, was, on that date, in good, clean and tenantable condition as represented by Landlord, subject to latent defects or concealed conditions.  Notwithstanding the previous sentence, taking of possession of the Premises by Tenant shall not act to waive the obligation of Landlord to remedy any defects in construction of the Premises nor to complete punch list items.

E.                                      Signs.  Tenant shall be allowed to install exterior signage, containing Tenant’s name and logo on the exterior of the Premises as well as a free standing exterior sign at the entrance to the Premises, such signage not to exceed the Premises allowable signage per code or ordinance.  All exterior signage shall comply with local codes and ordinances and be approved by Landlord, which approval shall not be unreasonably withheld or delayed.  It is understood that Tenant will pay for the signage and that Landlord, if requested, will use its best effort to assist Tenant in securing required approvals, provided Tenant will promptly reimburse Landlord for any monies expended for this purpose.

SECTION II.
TERM

A.                                   Lease Commencement.  The term of this Lease shall commence on the earlier of the date Tenant commences to operate a restaurant on the Premises or the first day of the first full month following twenty-one (21) days after the issuance of a Certificate of Occupancy for the Premises (the “Commencement Date”).  The parties shall execute an amendment to the Lease setting forth the exact “Commencement Date” within thirty (30) days of Tenant commencing public restaurant operations in the Premises.

B.                                     Initial Term.  The initial term of this Lease (the “Initial Term”) shall be twenty (20) years, commencing on the Commencement Date.  Hereinafter, “Term” shall mean the Initial Term and any extension thereof.

C.                                     Extension Terms.

1.                                       Generally.  Landlord hereby grants Tenant five (5) consecutive options to extend the Initial Term of the Lease (each an “Option to Extend”), in accordance with the terms and conditions of this Section 2(c) and otherwise upon the same terms and conditions contained in this Lease.  Each Option to Extend shall be an option to extend the Term for a period of five (5) years, commencing immediately upon the expiration of the prior Term.

2.                                       Exercise.  Tenant shall exercise each Option to Extend, if at all, by written notice delivered to Landlord at least one hundred eighty (180) days prior to the expiration of the prior  Term.

3.                                       Rent.  The Base Rent payable during the Initial Term and extensions thereof shall be as set forth in Sections 3 below.

SECTION III.
RENT

A.                                   Base Rent.  Tenant covenants and agrees to pay to Landlord, Base Rent equal to the sum of (i) the amount of any ground lease payments pursuant to a ground lease of the Premises approved by Tenant and (ii) [fill in rate per Development Agreement at time Lease is executed]                  (         %) (“Lease Rate”) of the Approved Construction Costs defined herein.  The Base Rent amount shall be payable in equal monthly installments in advance on or before the first day of each month beginning on the “Commencement Date.”  If the “Commencement Date” is not on the first of the month, the Base Rent for the first month shall be prorated.

For the purposes of this Lease, the Approved Construction Costs shall mean the lesser of the total of actual Project Costs for cost categories set forth on Exhibit D or the Guaranteed Maximum Cost agreed to by Landlord and Tenant as the maximum total of the cost categories set forth on Exhibit D (for purposes of this Lease “Guaranteed Maximum Cost” is inclusive of more costs than the Landlord’s Contractor’s Guaranteed Maximum Cost as that term is used in the Landlord’s Construction Contract).  The Guaranteed Maximum Cost is $                              .  The Guaranteed Maximum Cost shall be amended from time to time as necessary to reflect any amendments made under the Development Agreement and subsequent to the execution of this Lease.

B.                                     Additional Rent.  It is the intent of Landlord and Tenant that the Base Rent set forth above shall be on a triple net basis, as that term is used and understood in connection with the leasing of real property.  Accordingly, as additional rental hereunder, Tenant shall pay, directly to the appropriate authorities, during the term of this Lease, subject to proration to the date of commencement and termination of the term hereof, all real estate taxes, installments of special assessments, gross receipts taxes and taxes on rentals (other than income taxes) relating to the Premises; the costs of heating, cooling, utilities, insurance (including but not limited to liability insurance and fire and casualty insurance with rent interruption endorsement, boiler and pressure vessel insurance, and owners protective liability insurance), security, snow removal, landscaping, janitorial and cleaning services; fees for professional services; charges under maintenance and service contracts; all supplies purchased for use in the Premises; maintenance and repair costs as hereinafter set forth; any equipment rental; altering, maintaining and repairing the Premises.  Notwithstanding the above, Tenant shall not be obligated to pay or reimburse Landlord for i) depreciation of the Premises or any personal property within the Premises, ii) real estate leasing commissions, iii) mortgage principal or interest, iv) capital expenditures, v) accountant fees, vi) attorney fees, except as required under Article 16, vii) environmental remediation costs, penalties, attorney fees and all related costs except for costs related to a release of hazardous substances arising out of the act or omission of Tenant, viii) Landlord’s employee or overhead costs, ix) costs resulting from defective construction of the Premises, x) special assessments attributable to the initial construction of the Premises, xi) costs of travel, entertainment or promotion, xii) management fees, and xiii) costs allocated to Landlord pursuant to other provisions of this Lease.

C.                                     Rental Adjustment During Renewal Terms.  If Tenant exercises a renewal option to extend the term of this Lease, the annual Base Rent during the renewal term shall be equal to the annual Base Rent as in effect at the end of the initial term plus any increase as determined in accordance with the provisions of this Section.  Annual Base Rent for the renewal terms shall be based on the percentage of change in the Consumer Price Index for Urban Wage Earners and Clerical Workers (All Items Category) (1982-1984 = 100), as published from time to time by the Bureau of Labor Statistics of the United States Department of Labor (“Consumer Price Index”), or if such Index is not published, a similar index agreed upon by Landlord and Tenant.

The annual Base Rent for the first renewal term shall be calculated by first determining the percentage change in the Consumer Price Index between the date occurring sixty (60) days prior to the fifteenth year anniversary, and the date occurring sixty (60) days prior to twentieth annual anniversary date of the term.  The result, or ten percent (10%), whichever is less, shall then be applied to the annual Base Rent in effect immediately prior to the first renewal term.  The result of the calculation, when added to the annual Base Rental in effect immediately prior to the twentieth annual anniversary date, shall be the annual Base Rent for the first renewal term.

The annual Base Rent for the second renewal term shall be calculated by first determining the percentage change in the Consumer Price Index between the date occurring sixty (60) days prior to the twentieth annual anniversary date of the term and the date occurring sixty (60) days prior to the twenty-fifth annual anniversary date of the term.  The result, or ten percent (10%), whichever is less, shall then be applied to the annual Base Rental in effect during the first renewal term.  The result of the calculation, when added to the annual Base Rent in effect during the first renewal term, shall be the annual Base Rent for the second renewal term.

The annual Base Rent for the third renewal term shall be calculated by first determining the percentage change in the Consumer Price Index between the date occurring sixty (60) days prior to the twenty-fifth annual anniversary date of the term and the date occurring sixty (60) days prior to the thirtieth annual anniversary date of the term.  The result, or ten percent (10%), whichever is less, shall then be applied to the annual Base Rental in effect during the second renewal term.  The result of the calculation, when added to the annual Base Rent in effect during the second renewal term, shall be the annual Base Rent for the third renewal term.

The annual Base Rent for the fourth renewal term shall be calculated by first determining the percentage change in the Consumer Price Index between the date occurring sixty (60) days prior to the thirtieth annual anniversary date of the term and the date occurring sixty (60) days prior to the thirty-fifth annual anniversary date of the term.  The result, or ten percent (10%), whichever is less, shall then be applied to the annual Base Rental in effect during the third renewal term.  The result of the calculation, when added to the annual Base Rent in effect during the third renewal term, shall be the annual Base Rent for the fourth renewal term.

The annual Base Rent for the fifth renewal term shall be calculated by first determining the percentage change in the Consumer Price Index between the date occurring sixty (60) days prior to the thirty-fifth annual anniversary date of the term and the date occurring sixty (60) days prior to the fortieth annual anniversary date of the term.  The result, or ten percent (10%), whichever is less, shall then be applied to the annual Base Rental in effect during the fourth renewal term.  The result of the calculation, when added to the annual Base Rent in effect during the fourth renewal term, shall be the annual Base Rent for the fifth renewal term.

SECTION IV.
TAXES, ASSESSMENTS AND UTILITIES

A.                                   Taxes and Assessments.  Tenant covenants and agrees to pay and discharge, directly to the appropriate Governmental authorities, as additional rental hereunder, at least ten (10) days before delinquency thereof and before any penalties or interest shall accrue thereof, all taxes of any kind, general or special, foreseen or unforeseen, of any nature whatsoever, and installments thereof which may be taxed, charged, levied, assessed or imposed from and after the commencement of the term hereof i) upon or measured by Rent including, without limitation, any gross revenue tax, excise tax or value added tax with respect to the receipt of Rent, and ii) upon all or any portion of, or in relation to the Premises, including the improvements at any time situated or erected thereof, and all personal property and equipment at any time contained therein.  Notwithstanding any clause to the contrary, Tenant shall not be obligated to pay or reimburse Landlord for any inheritance tax, gift tax, transfer tax, franchise tax, income tax (based on net income), profit tax or capital levy imposed on Landlord.

B.                                     Tenant’s Right to Contest Validity.  Landlord agrees that Tenant shall have the right, in Tenant’s or Landlord’s name, but at Tenant’s sole cost and expense, to contest the validity of any tax or assessment by appropriate proceedings, timely instituted, provided that (a) Tenant gives Landlord written notice of Tenant’s intention to do so at least twenty (20) days prior to the delinquency thereof and (b) Tenant diligently prosecutes any such contest, at all times effectively stays or prevents any official or judicial sale of the Premises, under execution or otherwise, pays any final judgment enforcing any tax or assessment so contested, and promptly procures and records satisfaction thereof.  Landlord shall, if requested by Tenant, cooperate with Tenant in any such proceedings; provided, however, that Landlord shall not be liable for any expenses whatsoever in connection therewith, and Tenant shall protect and indemnify Landlord against all loss, cost, expense, attorney’s fees or damages resulting therefrom.

C.                                     Utilities.  Tenant shall promptly pay or cause to be paid all charges for water, gas, sewer, electricity, light, heat, air conditioning, power, telephone or other service of any kind whatsoever submitted, rendered or supplied in connection with the Premises, and shall contract for the same in Tenant’s own name.  Landlord and Tenant shall each reasonably assist the other in transition of payments for, and control of, services and utilities at the commencement and termination of this Lease.

SECTION V.
USE OF PREMISES

A.                                   Restrictions on Use.  The Premises are leased to Tenant for the purpose of Tenant conducting its restaurant and dining establishment pursuant to the Development Agreement or any other purpose permitted by applicable law.  Such operations may include sales of clothing and other products marked with Tenant’s trademark, take-out food and beverage products and other items sold now or in the future in Tenant’s restaurants.  Tenant shall not do anything in or about the Premises other than customary Restaurant operations which will in any way tend to increase insurance rates for the Premises.  Tenant agrees to pay as additional rent any increase in premiums for insurance against loss by fire or extended coverage risks resulting from the business carried on in the

Premises by Tenant.  Tenant shall not suffer or permit any waste of the Premises during the term of this Lease.

B.                                     Hazardous Waste.  Tenant shall not cause or permit any Hazardous Substance to be used, stored, generated, or disposed of on, in or about the Premises by Tenant, or any of its agents, employees, representatives, contractors, suppliers, customers, subtenants, concessionaires, licensees, or invitees unless Tenant shall have received Landlord’s prior written consent, which Landlord may withhold or at any time revoke in its sole discretion.

1.                                       Notwithstanding the foregoing, Tenant may store, use and dispose of customary amounts of restaurant and cleaning products and other Hazardous Substances in the normal course of general restaurant use, and Tenant covenants to comply with all applicable laws, rules, regulations and ordinances governing same.

2.                                       Lessee shall indemnify and defend Landlord, and hold Landlord harmless, from and against any and all claims, damages, fines, judgments, penalties, costs, expenses, liabilities, or losses relating to any violation by Tenant of any Environmental Law (as hereinafter defined) or of this Paragraph 5(b) (including, without limitation, a decrease in value of the Premises as evidenced by a sale of the Premises, damages caused by loss or restriction of rentable or usable space as evidenced by a lease or sale of the Premises, damages caused by adverse impact on marketing of space, and any and all sums paid for settlement of claims, attorneys’ fees, consultant fees, and expert fees) incurred by or asserted against Landlord arising during or after the term of this Lease as a result thereof, except to the extent such violation is the result of any act or omission of Landlord, Landlord’s contractors or is a condition or release which was created or occurred prior to Tenant’s occupancy of the Premises.  This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, testing, or restoration mandated or conducted by or on behalf of any federal, state, or local agency or political subdivision.  Without limitation of the foregoing, if Tenant causes a release of any Hazardous Substance in the Premises that results in any contamination, Tenant shall promptly, at its sole expense, take any and all necessary or appropriate actions to return the Premises to the condition existing prior to the release of any such Hazardous Substance.  Tenant shall first obtain Landlord’s written approval for any such remedial action which shall not be unreasonably withheld.

3.                                       Landlord shall indemnify and defend Tenant, and hold Tenant harmless, from and against any and all claims, damages, fines, judgments, penalties, costs, expenses, liabilities, or losses relating to any violation of any Environmental Law (as hereinafter defined) or of this Paragraph  (including, without limitation, a decrease in value of the Premises, damages caused by loss or restriction of rentable or usable space, damages caused by adverse impact on marketing of space, and any and all sums paid for settlement of claims, attorneys’ fees, consultant fees, and expert fees) incurred by or asserted against Tenant arising during or after the term of this Lease as a result of any condition that existed on the Premises prior to date of Tenant’s occupancy under this Lease, or as a result of any act or omission of Landlord.  This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, testing, or restoration mandated or conducted by or on behalf of any federal, state, or local agency or political subdivision.  Without limitation of the foregoing, if Landlord causes or permits the presence of any Hazardous Substance in the Premises that results in any contamination, Landlord shall promptly, at its sole expense, take any and all necessary or appropriate actions to return the Premises to the condition existing prior to the presence of any such Hazardous Substance.  Landlord shall first obtain Tenant’s written approval for any such remedial action.

4.                                       “Hazardous Substance” means any substance that is regulated by any local government, the State of                         , the United States government, or any agency, authority and/or instrumentality thereof and includes any and all materials or substances that are defined as “hazardous waste,” “extremely hazardous waste,” or a “hazardous substance” pursuant to any Environmental Law.  “Hazardous Substance” includes but is not restricted to petroleum and petroleum byproducts, asbestos, explosives, polychlorinated biphenyls (“PCBs”) and infectious waste.

5.                                       “Environmental Laws” means all federal, state and local laws, including statutes, regulations, and requirements, relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances, including, but not limited to, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency, as amended or supplemented from time to time, now or at any time hereafter in effect.

Landlord represents that, prior to the Commencement Date, to the best of its knowledge, there has been no installation, use, generation, storage or disposal of in or about the Premises any Hazardous Substance.  The foregoing representation shall be deemed remade by Landlord as of the Commencement Date except to the extent Landlord gives written notice of an exception to the representation to Tenant prior to the Commencement Date.  Landlord shall indemnify, defend and hold Tenant harmless from and against any claim, damage or expense arising out of such prior installation, use, generation, storage, or disposal of any such substance of which Landlord had knowledge.

C.                                     Parking Spaces.  Landlord shall provide a minimum of             parking spaces on the Premises adjacent to the Building as shown on the Plans and Specifications.

SECTION VI.
MAINTENANCE, REPAIRS AND ALTERATIONS

A.                                   Maintenance and Repairs.  The Premises and every part thereof shall be, at the Commencement Date, in good order, condition and repair.  Landlord at its cost shall be responsible for the replacement of all of the structural elements and exterior surfaces and exterior walls of the Premises including roof and roof membrane, concrete slab, footings, plumbing exterior to the building, at Landlord’s sole expense as and when necessary.  Tenant shall replace and maintain the heating, ventilation and air conditioning and other equipment and maintain, repair and replace interior walls, interior ceiling, painting, floor coverings, plate glass and doors at Tenant’s sole expense.  Landlord shall provide landscaping in accordance with the Plans and Specifications or any landscaping plan agreed to by the parties at Landlord’s expense.  Tenant shall, at its own cost and expense, maintain landscaping, if any, on the Premises.  Tenant agrees to keep and maintain the Premises and the fixtures and equipment therein in first class, properly functioning, safe, orderly and sanitary condition, will suffer no waste or injury thereto, and will at the expiration or other termination of the Term of this Lease, surrender the same with all improvements in the same order and condition in which they were on the Commencement Date, or in such better condition as they may hereafter be put, ordinary wear and tear and casualty damage to the extent covered by insurance excepted.  All alterations, decorations, additions or improvements in or to the Premises made by Tenant shall become the property of Landlord upon expiration of the term and shall remain upon and be surrendered with the Premises as a part thereof without disturbance or injury, unless Landlord requires specific items thereof to be removed by Tenant at Tenant’s sole expense by written notice made at the time of installation or construction, in which event Tenant shall do so prior to the expiration of the term at its expense, and shall repair any damage caused thereby.  Tenant shall have the right to remove, during the last 90 days of the term of this Lease, all movable furniture, equipment, furnishings or trade fixtures installed in the Premises, as defined by the parties in Exhibit E or as installed and paid for by Tenant during the term of the Lease, at the direct expense of Tenant, provided the same is completed with no damage to the Premises.

B.                                     Alteration.  Subject to the prior written consent of Landlord, which shall not be unreasonably withheld, Tenant shall have the right to make such additions, alterations, changes or improvements to the Premises as Tenant shall deem necessary or desirable; provided, however, that no such addition, alteration, change or improvement shall be made which will weaken the structural strength of, lessen the value of, interfere with or make inoperable, any portion of the Premises or appurtenances thereto.  All additions, alterations, changes and improvements shall be made in a workmanlike manner, in full compliance with all building laws and ordinances applicable thereto, and when permitted to be made shall become a part of the Premises and except for furniture, trade fixtures and equipment shall be surrendered as a part of the Premises upon the termination of this Lease.

C.                                     Non-Liability of Landlord.  Landlord shall not be obligated to maintain nor to make any repairs or replacements of any kind, nature, or description whatsoever to the Premises, except as provided specifically herein.

D.                                    Tenant Self-Help.  If Landlord shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed, and if Landlord shall not cure such default within thirty (30) days after notice from Tenant specifying the default (or, if said default is not reasonably capable of cure within thirty (30) days, shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), Tenant may at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Landlord, and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord, and Landlord agrees to reimburse Tenant therefor or save Tenant harmless therefrom; provided that Tenant may cure any such default as aforesaid prior to the expiration of said waiting period, but after said notice to Landlord if the curing of such default prior to the expiration of said waiting period, is reasonably necessary to protect the Premises or Tenant’s interest therein to prevent injury or damage to persons or property, or to enable Tenant to conduct its business in the Premises.  If Landlord shall fail to reimburse Tenant upon demand for any amount paid for the account of Landlord hereunder or for any other sum payable to Tenant pursuant to this Lease, said amount plus interest of 12% thereon, but in no event greater than the maximum legal rate of interest, from the date of demand upon Landlord for payment, may be deducted by Tenant from the next or any succeeding payments of Base Rent or any additional rent or other sum due hereunder.  Notwithstanding anything to the contrary contained in this Lease, in the case of emergency, notices required pursuant to this Article may be given orally, or in any other reasonably due and sufficient manner having regard to the emergency and the attending circumstances.  If any such notice shall not be given in the manner described in Article 20 hereof, then, as soon thereafter as may be practicable, such notice shall be followed-up by notice given in the manner described in said Article.  The addresses provided in Article 20 for notices to a party may be changed by the party receiving such notice by written notice to the other party.

E.                                      Utility Services.  Landlord shall arrange for the provision of electricity, water, sewer and any utility service necessary for heat and air conditioning to the Premises.  In the event that Tenant is unable to conduct its customary restaurant operations in the Premises because of lack of utility service for a period of three (3) days, rent shall abate until such time as Tenant can resume its customary restaurant operations, except to the extent of available rent interruption insurance proceeds.  In the event such inability to conduct customary restaurant operations continues for sixty (60) days, Tenant, at its option, may terminate the Lease by written notice delivered to Landlord prior to restoration of all utility service necessary to permit Tenant to conduct customary restaurant operations.  After delivery of such notice, neither party shall have further obligations to the other party except for obligations which survive termination of the Lease.

SECTION VII.
LANDLORD’S ACCESS TO PREMISES

A.                                   Inspection of Premises by Landlord.  Tenant agrees to permit Landlord and the authorized representatives of Landlord to enter the Premises at all reasonable times upon two (2) business day’s prior notice to Tenant during usual business hours for the purposes of:  (a) inspecting same, (b) making such repairs or reconstruction to the Premises permitted to be made by Landlord, and (c) performing any work therein which may be necessary by reason of Tenant’s default under the terms of this Lease, (d) decorating, remodeling, repairing, altering, or otherwise preparing the Premises for reoccupancy at any time after Tenant is legally ejected from the Premises for a continuous period of thirty (30) days, provided that Tenant shall not be considered to have abandoned the Premises so long as the Premises are kept in clean and orderly fashion and rent is paid in accordance with the terms hereof, and (e) entering the Premises without notice for emergency purposes.  Landlord shall use reasonable efforts to give Tenant notice by telephone or e-mail prior to entering the Premises for any emergency and in any event shall give Tenant notice of such entry as soon as practical after any such entry.  For said purposes, Landlord shall have the right to possess pass keys to the Premises.  Nothing herein contained shall imply any duty on the part of Landlord to do any such work which, under the provisions of this Lease, Tenant is required to perform, and the performance thereof by Landlord shall not constitute waiver of Tenant’s default in failing to perform the same.  Landlord may, during the performance of any work on the Premises, keep and store upon the parking area of or within the Premises all necessary materials, tools and equipment.  Landlord shall not in any event be liable for any reasonable inconvenience, annoyance, disturbance, loss of business or other damage sustained by Tenant during the making of repairs or the performance of any work on the Premises, or on account of bringing materials, supplies, and equipment into or through the Premises during the course thereof provided that Landlord shall make reasonable efforts to minimize interference with Tenant’s restaurant operations.  In the event Landlord makes any repairs or maintenance which Tenant has failed to do or perform, the cost thereof shall constitute additional rent and shall be paid to Landlord with the next installment of the monthly Base Rent due hereunder.

B.                                     Right to Exhibit Premises.  Landlord is hereby given the right after two (2) business day’s notice to Tenant during usual business hours to enter the Premises and to exhibit the same for the purpose of sale or mortgage, and during the last six (6) months of the term of this Lease, or any extension thereof, to exhibit the same to any prospective Tenant.

SECTION VIII.
MECHANIC’S LIENS

Neither party shall suffer or permit any mechanic’s liens to be filed against the Premises or any part thereof by reason of work, labor, services, or materials supplied or claimed to have been supplied to such party or anyone holding the Premises or any part thereof through or under such party.  If any such mechanic’s liens shall at any time be filed against the Premises, the party who directed such work to be performed shall cause the same to be discharged of record within sixty (60) days after the date of filing the same or in the event such party disputes the validity of such lien, such party may deposit 150% of the amount claimed by the lien holder in escrow with a title insurance company and/or the other party as security against mortgage foreclosure.  If such party shall fail to discharge such mechanic’s lien within such period, then, in addition to any other right or remedy of the other party hereto, may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or by giving security or in such other manner as is or may be prescribed by law.  Any amount paid by such party for any of the aforesaid purposes, and all reasonable legal and other expenses of such party, including reasonable attorneys’ fees, in or about procuring the discharge of such lien, with all necessary disbursements in connection therewith, with interest thereon at the rate of twelve percent (12%) per annum from the date of payment shall be repaid by the other party on demand.  Any such amount owed by Tenant to Landlord shall become due and payable by Tenant as additional rent with the next succeeding installment of monthly base rent which shall become due after such demand  Any such amount owed by Landlord to Tenant may be deducted from the next succeeding installment of rent which shall become due after such demand.  Nothing herein contained shall imply any consent or agreement on the part of Landlord to subject Landlord’s estate to liability under any mechanic’s lien law.

SECTION IX.
COMPLIANCE WITH LAWS

A.                                   Generally.  Tenant shall through the term, at Tenant’s sole cost and expense, promptly comply with all laws and ordinances, and the orders, rules, regulations and requirements of all Federal, State and municipal governments and appropriate departments, commissions, boards and offices thereof, foreseen or unforeseen, existing or hereafter constituted, ordinary as well as extraordinary, which may be applicable to the Premises, or the use or manner of use of the Premises; provided, however, that in any event any such law, ordinance, order, rule or regulation requires structural repairs or alterations to the Premises, such repairs or alterations shall be at the expense of Landlord as provided in Article 6(a) herein.  Tenant will likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the building and improvements on the Premises and the personal property thereof.

B.                                     License.  Tenant shall use its best efforts to obtain all appropriate licenses required from all Federal, State, and municipal governments, if any, needed to operate its business on the Premises and Tenant shall be responsible to maintain such licenses, as long as the Lease is in effect.

C.                                     Non-Compliance.  Landlord agrees that if at any time or times any governmental authorities or insurance rating bureaus having jurisdiction shall complain that the Premises or the Buildings were not constructed in compliance with any law, ordinance or regulation of any governmental authority or insurance rating bureau having jurisdiction and shall request compliance, then Landlord shall, upon receipt of notice of such complaint, cause such repairs, alterations or other work to be done so as to bring about the compliance requested.  If by reason of such failure of compliance or by reason of such repairs, alterations or other work done by Landlord, Tenant shall be deprived of the use and enjoyment of the whole or any part of the Premises, all base rent, additional rent and other sums payable hereunder shall abate on a per diem basis in proportion to said deprivation.  If at any time during the term of this Lease, any person claiming a prior right to Tenant or any governmental authority shall cause an injunction to be entered against Tenant restricting Tenants using or enjoying the Premises or any rights of Tenant under this Lease, and if said injunction shall not be dismissed within sixty (60) days after Tenant shall give Landlord notice thereof, then Tenant, without waiving any other rights Tenant may have against Landlord on account thereof (including, without limitation, the right to an abatement of all rent payable hereunder so long as said injunction shall remain in effect), may terminate this Lease by giving Landlord notice thereof.

SECTION X.
INDEMNIFICATION OF LANDLORD

Tenant agrees to indemnify and hold harmless Landlord against and from any and all claims by or on behalf of any person, arising from the conduct or management of, or from any work or thing whatsoever done, in and on the Premises except work done through or at the behest of Landlord and except for claims arising out of the negligent act or omission or intentional act of Landlord and will further indemnify and save Landlord harmless against any and from any and all claims arising during the term of this Lease from any condition of any street, curb, or sidewalk adjoining the Premises, or of any vaults, passageways or space therein or appurtenant thereto, or arising from any breach or default on the part of Tenant in performance of any covenant or agreement on the part of Tenant to be performed, pursuant to this Lease, or arising from any act or negligence of Tenant or any other occupant of the Premises, or any part thereof, or of its or their agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any person or property occurring during the term of this Lease in or about the Premises, or upon or under the sidewalks and the land adjacent thereto, and from and against all judgments, costs, expenses and liabilities incurred in or about any such claim or action or proceeding brought therein except as such claims or liabilities are the result of the negligence of the Landlord, and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord.

Landlord agrees to indemnify and hold harmless Tenant against and from any and all claims by or on behalf of any person arising from the condition of the land on which the Premises is located prior to Tenant’s occupancy of the Premises or from the construction of the Premises by Landlord except for claims arising from the negligent act or omission or intentional act of Tenant.

SECTION XI.
INSURANCE

A.                                   Fire and Extended Coverage.  Tenant shall, as additional rent, at its sole cost and expense, keep the Premises, including all improvements, personal property, fixtures and equipment on, in or appurtenant to the Premises at the commencement of the term and thereafter erected thereon or therein, including all alterations, rebuildings, replacements, changes, additions and improvements, fully insured for replacement value which the parties agree is $       00,000.00 at the inception of this Lease, for the benefit of Landlord and Tenant as their respective interests may appear, against loss or damage by fire and those perils included from time to time in the standard form of extended coverage insurance endorsement.  All such insurance shall be in amounts at all times sufficient to prevent Landlord or Tenant from becoming a co-insured under the terms of the applicable policy.  These insurance provisions shall in no way limit or modify any of the obligations of Tenant under any provision of this Lease to restore the Premises.  Such insurance shall expressly provide that any losses thereunder shall be adjusted with Landlord and Tenant pursuant to a standard clause, without contribution, if obtainable, and Landlord and

Tenant, as their respective interests may appear, but the proceeds of such insurance shall be used for the repair, replacement or restoration of the Premises, as provided by Article 12.

B.                                     Liability Insurance.  Tenant shall also, at its sole cost and expense, but for the benefit of Landlord and Tenant, maintain comprehensive general liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises, which insurance shall afford combined single occurrence limit protection of not less than three million dollars ($3,000,000) with respect to injury, or death to a single person, with respect to injuries or death from any one accident, and with respect to property damage.

C.                                     Rent Interruption.  Tenant shall purchase a rent interruption insurance rider to the fire and extended coverage policy which would provide Landlord up to six (6) months of rent in the event of damage or destruction of the Premises.  Tenant shall use reasonable efforts to cause such policy to cover all other occurrences to the Premises which would deprive Landlord of rent.

D.                                    General Requirements.  All policies of insurance maintained by Tenant in accordance with this Article 11 shall be subject to and governed by the following:

1.                                       All policies of insurance shall provide that any loss shall be payable in the event that, and notwithstanding, any act or omission of Tenant might otherwise result in a forfeiture or reduction of said insurance and shall contain a waiver of any right to subrogation.

2.                                       All policies of insurance and the form thereof shall be standard policies of the insurer.  A certificate of insurance shall be delivered to Landlord at the commencement of the term and renewal certificates policies shall be delivered to Landlord not less than ten (10) days prior to the expiration of any then current policy.  Landlord shall be named as an additional insured.

3.                                       It is the intention of the parties that Tenant shall take out, maintain in force and at all times pay for and deliver to Landlord all of the policies of insurance hereinabove referred to at such times and in such manner so that Landlord shall at all times during the term be in possession of policies which are in full force and effect.

4.                                       Each such policy shall provide that it may not be canceled, non-renewed, or materially modified as to the interest of Landlord, except upon thirty (30) days’ prior written notice from the insurance company to Landlord.

5.                                       Tenant shall not violate or permit any occupant of the Premises to violate any of the conditions or provisions of any such policy.

6.                                       Tenant and Landlord shall cooperate in connection with the collection of any insurance monies that may be due in the event of loss, but at the sole expense of Tenant, and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments as may be required for the purpose of obtaining the recovery of any such insurance monies.

7.                                       The premiums of all transferable insurance policies in force at the termination of the term shall be apportioned as between Landlord and Tenant in such manner that Landlord shall reimburse Tenant for that portion of the aggregate premiums unearned on all such policies in force at the expiration of the term.

E.                                      Waiver of Claims and Subrogation.  Notwithstanding any other provisions in this Lease to the contrary, Landlord and Tenant hereby release one another from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage covered by property insurance or coverable by a customary policy of the insurance required by Article 11(a) or Article 11(b) (whichever is applicable), even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

SECTION XII.
DESTRUCTION

A.                                   Partial or Total Destruction.  In the event that the Premises shall be damaged during the initial term of this Lease or at any time during an extended term of this Lease and Tenant is unable to operate its customary restaurant business in the Premises, rent shall abate for the time period Tenant is unable to operate its customary restaurant business except to the extent of available rent interruption insurance proceeds.  If such damage renders fifty (50%) percent of the usable space of the Building unusable, Landlord shall have the option of terminating this Lease unless Tenant agrees to continue to pay the rent set forth in the Lease, during the reconstruction period to the extent of available rent interruption insurance, and after completion of restoration, the rent set forth in this Lease and agrees to restore the Premises with the insurance proceeds.  Regardless of whether such damage is due to the fault, negligence, act or omission of Tenant, its employees, agents or servants, licensees or invitees, Tenant shall also have the option of terminating this Lease if there are insurance proceeds available for the benefit of the Landlord.  Upon termination by either party, Landlord shall retain the right to receive payments under the rent interruption insurance as provided for in Article 11 herein for the time period provided by such insurance up to the balance of the term of this Lease Agreement.  In the event of a total or partial destruction of the Premises or any portion thereof during the term of this Lease by any cause or risk including those covered by any policy of insurance referred to in Article 11 above, Tenant shall give to Landlord prompt notice thereof and Tenant, as long as it continues to pay rent, during the reconstruction period to the extent of available rent interruption insurance, and after completion of restoration, the rent set forth in this Lease shall notwithstanding the foregoing, have the option, at its sole cost and expense, whether or not insurance proceeds shall be sufficient for that purpose, and regardless of the amount of any such destruction, to forthwith repair, replace and rebuild the same at least to the extent of the value thereof existing immediately prior to such occurrence, provided such repairs, replacement or rebuilding can be done in accordance with then existing laws and regulations.  All such repairs, replacement or rebuilding shall be performed in a good and workmanlike manner and in compliance with all then existing laws and regulations, and Landlord shall in no event be called upon to repair, replace or rebuild the Premises or any portion thereof.  If Tenant elects not to rebuild the Premises, Tenant may terminate the Lease by written notice to Landlord.

B.                                     Notice to Landlord.  At least ten (10) days before the commencement of such repairs, replacement or rebuilding, Tenant shall notify Landlord of its intention to commence the same.

C.                                     Application of Insurance Proceeds.  For the purpose of payment toward the cost of such repairs, replacement or rebuilding from time to time (but not more frequently than once in each month), Landlord shall make available and pay all net sums received under insurance policies covering such loss, as provided in Article 11 above either:  (a) to the parties whom Tenant may employ to repair, replace, or rebuild same as such repairs, replacements, or rebuilding shall progress, or (b) to Tenant if Tenant shall make or pay for such repairs, replacements, or building.  In either case, Landlord shall pay said insurance proceeds periodically as work and materials are actually incorporated in the Premises.  If the net amount of such insurance proceeds shall be insufficient for the purpose of effecting repairs, replacement or rebuilding of all such damaged or destroyed improvements, Tenant shall pay the additional sums required, and if the amount of such insurance proceeds shall be in excess of the cost thereof, the excess shall be paid to and be retained by Tenant.  If the Lease is terminated by either Landlord or Tenant, the insurance proceeds shall be subject to the rights of the holder of any mortgage to which this Lease is or shall be subject and subordinate.

D.                                    Rent Adjustment.  If any amount of the insurance proceeds is paid to Landlord or Landlord’s Lender and not used to restore the Premises, the annual base rent shall be reduced by the amount of such payment multiplied by 10.5% (or substitute factor originally used pursuant to Article 3 to originally set the rent), commencing with the first post restoration rent payment.

E.                                      Rights of Landlord.  Upon receiving notification from Tenant, if the work of repairing, replacing, or rebuilding such damaged or destroyed building, improvements, furniture or equipment or construction of a new building shall not be commenced within a reasonable time from the date of any such loss, destruction or damage, or after commencement thereof shall not be expeditiously proceeded with to completion and Tenant has ceased paying rent under the terms of the Lease, Landlord shall have the right to cancel and terminate this Lease by giving to Tenant not less than thirty (30) days’ notice of intention to do so.

SECTION XIII.
CONDEMNATION

A.                                   Condemnation Defined.  The term “condemnation”, as used in this Lease, shall mean the exercise of the power of eminent domain by any person, entity, body, agency or authority, or purchase in lieu of eminent domain, and the date of condemnation shall mean the day on which the actual physical taking of possession pursuant to the exercise of said power of eminent domain, or purchase in lieu thereof, occurs or the date of settlement or compromise of the claims of the parties hereto during the pendency of this exercise of said power, whichever occurs first, and property is deemed “condemned” on said date; or at Tenant’s option, the day which is the second anniversary of the commencement of the eminent domain action.

B.                                     Landlord’s Right to Collect Proceeds.  In the event the Premises or any part thereof shall be taken in condemnation proceedings, Landlord shall be entitled to collect the entire award made in any such proceedings without deduction therefrom for any estate hereby vested in or owned by Tenant subject to Tenant’s rights as hereinafter set forth except Tenant may claim a separate award for moving expenses, loss of going concern, and immovable fixtures.  Tenant agrees to execute any and all further documents that may be required in order to facilitate collection by Landlord of any and all such awards.  Tenant and any person or entity having an interest in Tenant’s share of the award, in cooperation with Landlord, shall have the right to participate in any condemnation proceedings or agreement as aforesaid for the purpose of protecting Tenant’s interests hereunder.

C.                                     Total Taking.  If at any time during the term of the Lease the whole or substantially all of the Premises shall be so taken or condemned, this Lease shall terminate and expire on earlier of the date upon which possession shall vest in the condemning authority or, if earlier, at Tenant’s option, on the second anniversary of the commencement of the eminent domain action, and the rent provided to be paid by Tenant shall be apportioned and paid to such date.  For the purposes of this Section, “substantially all of the Premises” shall be deemed to have been taken if taking into consideration the amount of the net award available for such purposes, the portion of the Premises not so taken cannot be so repaired or rebuilt as to constitute a complete, rentable structure suitable for continuing the use to which Tenant was putting the Premises prior to such taking and capable of producing a proportionately fair and reasonable net annual income after payment of all operating expenses thereof, the net rent, as the same may be reduced as a result of such taking, additional rent and all other charges payable hereunder, and after performance of all covenants, agreements, terms and provisions herein and by laws provided to be performed and paid by Tenant.

D.                                    Distribution of Award.  In the event of a taking which shall result in the termination of this Lease, the rights of Landlord and Tenant in any award shall be as follows and in the following order of priority:

1.                                       There shall first be paid to the holder of any mortgage on the Premises (regardless of whether this Lease is or shall be subject and subordinate to said mortgage) the unpaid balance of principal and interest due on such mortgage.

2.                                       Landlord shall then retain that part of the award attributable to the land and improvements (reduced by any payment to a mortgagee under (a) above), and consequential and severance damages for the value of Landlord’s interest in the remaining term of this Lease.

3.                                       Tenant shall be entitled to receive the balance of the award, if any.

Notwithstanding the above, Tenant shall be entitled to collect the entirety of any separate award for moving expenses, loss of going concern or immovable fixtures.

E.                                      Partial Taking.  In the event of a partial taking which shall not result in the termination of this Lease, Landlord shall promptly proceed to repair, rebuild or restore the remainder of any building on the premises affected thereby to a complete and self-contained architectural unit, for the purposes and uses to which Tenant was putting the Premises before the taking.  However, if the aforementioned taking renders the Premises unsuitable for Tenant’s use, Tenant may terminate this Lease as of the date when Tenant is required to yield possession.

F.                                      Rent Adjustment.  During the period of any restoration of the Premises the rent shall be abated in proportion to the amount of the Premises that Tenant is unable to use for the serving of customers.  If any amount of the condemnation proceeds is paid to the holder of any mortgage on the Premises or to Landlord on account of the taking of Land and/or improvements, and such payment is not applied to reconstruction of the Premises, the annual rent shall be reduced by an amount equal to the amount of such payment multiplied by 10.5% (or the substitute factor originally used pursuant to Article 3 to originally set the rent) commencing with the first post restoration rent payment.

SECTION XIV.
ASSIGNMENT AND SUBLETTING

A.                                   Prohibition Against Assignment.  Subject to 14.b. below, Tenant shall not assign this Lease or sublet the whole of the Premises either voluntarily or by operation of law without the prior written consent of Landlord; and such consent shall not be unreasonably withheld based on the financial credit worthiness and expertise in restaurant operations of the proposed or potential transferee.  Tenant shall not hypothecate or pledge this Lease except as security for the financing of leasehold improvements.  Any such assignment or subletting not provided for below, without Landlord’s prior written consent shall be void and, at Landlord’s option, shall terminate this Lease.  Any assignment or transfer of this Lease shall not be effective unless the assignee or transferee shall, at the time of such assignment or transfer, assume in writing all the terms, covenants and conditions of this Lease thereafter to be performed by the Tenant, and shall agree in writing to be bound thereby.  Tenant specifically understands and agrees that any assignment or sublease shall in no way release (unless by written agreement with Landlord) the Tenant from any of its obligations and covenants under this Lease, nor should said assignment or sublease be construed or taken as a waiver of any of Landlord’s rights or remedies hereunder against or as relating to Tenant.  In order for Landlord to consider an assignment or sublease, Tenant shall provide the following:

1.                                       Tenant shall give Landlord a twenty (20) day prior written notice of its desire to assign or sublet, which notice shall include reliable information, including but not limited to, the name of the proposed assignee or subtenant, its financial responsibility evidenced by financial statements and/or credit reports, a description of its business activities and specific terms as to the assignment or sublease agreement including rental, term and the date said assignment or sublease is to take effect.  Tenant shall comply with all reasonable requests of Landlord for additional information.

2.                                       Provided Landlord submits a preliminary approval of such assignment or sublet, such consent shall be conditioned upon the delivery to the Landlord within thirty (30) days after such preliminary approval of two executed copies of the assignment which shall include an assumption by the assignee, from and after the effective date of the assignment of the performance and observance of the covenants and conditions of this Lease contained on Tenant’s part to be performed and observed, or should a sublease be involved, two executed copies of the sublease agreement which shall include an agreement on the part of the subtenant to be obligated, from and after the effective date of the sublease, to the performance and observance of the covenants and conditions of this Lease contained on Tenant’s part to be performed and observed.

B.                                     Permitted Assignments.

1.                                       The provisions of this Articles shall not be deemed to prohibit (1) transfers of stock among existing stockholders or among spouses, children or grandchildren of existing stockholders or inter vivos or testamentary transfers or other transfers to trusts limited liability companies, limited liability partnerships, family limited partnerships, corporations or other entities established for the benefit of such persons, (2) a public offering of the stock of Tenant, (3) the transfer of outstanding stock which are traded on a recognized securities exchange or (4) a transfer of all of Tenant’s stock to any one person or entity.

2.                                       Tenant may assign this lease or sublease the entire Premises to a parent, affiliate or wholly owned subsidiary of Tenant or to any entity with which or into which Tenant may consolidate or merge or to whom all or substantially all of the assets of Tenant are sold or transferred.

C.                                     Landlord Assignment.  Landlord may assign his interest in this Net Lease Agreement without the consent of the Tenant, provided Landlord provides Tenant with a copy of such assignment as a precondition to the effectiveness of such assignment.

SECTION XV.
SECURITY INTEREST

Purchase Money Security Interest.  Landlord’s leasehold interest is and shall remain subject and subordinate to any lien securing bona fide purchase money financing of any of the Tenant’s personal property in question in favor of a party unaffiliated with Tenant.  Landlord shall not have any lien for performance of any obligations of Tenant upon any fixtures, machinery or equipment, or goods, wares or merchandise or other personal property, and Landlord hereby expressly waives the provisions of any law giving to it such a lien.

Landlord hereby waives any lien which Landlord may have thereupon by operation of law for the performance of any obligations of Tenant hereunder, and Landlord shall promptly execute and deliver to Tenant any instrument so requested of it.

SECTION XVI.
EVENTS OF DEFAULT: REMEDIES

A.                                   Events of Default.  Each of the following events shall be an Event of Default hereunder by Tenant and a breach of this Lease:

1.                                       If Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or any insolvency act of any state or shall voluntarily take advantage of any such law or act by answer or otherwise or shall be dissolved or shall make an assignment for the benefit of creditors.

2.                                       If involuntary proceedings under any such bankruptcy law or insolvency act shall be instituted against Tenant or if a receiver or trustee shall be appointed for all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after institution or appointment.

3.                                       If Tenant shall fail to pay Landlord any rent or additional rent as and when the same shall become due and payable and shall not make such payment within five (5) days after written notice thereof.

4.                                       If this Lease or the estate of Tenant hereunder shall be transferred to any other person or party, except in a manner permitted under Article 14 hereof.

5.                                       If Tenant shall make an assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for itself or any of its property.

6.                                       If Tenant shall fail to keep, observe or perform any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such failure shall continue for thirty (30) days after notice thereof in writing to Tenant by Landlord, provided, however, should remedial activity on the part of Tenant reasonably require a period in excess of the said period provided, Tenant shall not be considered to have committed an event of Default provided it diligently pursues said remedial activity for a reasonable period of time as may be required as long as it diligently pursues such remedial activity.  In the event that Landlord reasonably determines that the condition of the Premises poses a risk of imminent harm to persons or property and cannot await the thirty (30) day remedial period and Tenant has not commenced such remedial action, Landlord may enter the Premises immediately upon written notice to Tenant for purposes of immediately remediating such condition.  In such event, Tenant shall reimburse Landlord its costs within ten (10) days of Landlord’s written demand.

B.                                     Remedies.  Upon the occurrence and continuance of Tenant’s Event of Default for failure to pay Rental when due, Landlord shall give Tenant ten (10) days’ written notice that Tenant’s Event of Default has occurred, specifying Tenant’s Event of Default and the action required necessary to cure Tenant’s Event of Default.  Upon the occurrence and continuance of Tenant’s Event of Default other than the failure to pay Rent when due, Landlord shall give Tenant thirty (30) days’ written notice of Tenant’s Event of Default, specifying Tenant’s Event of Default and the action required to cure Tenant’s Event of Default.  If Tenant fails to cure Tenant’s Event of Default within the time provided to cure, Landlord may resort to any and all legal remedies or combination of legal remedies which Landlord may desire to assert including but not limited to Landlord bringing an action for ejectment of Tenant and obtain an order for the sheriff to enter the Premises and removing all persons and chattels therefrom and Landlord shall not be liable for damages or otherwise by reason of re-entry or termination.  Notwithstanding such termination, the liability of Tenant for the rent provided for hereinabove shall not be extinguished for the balance of the term remaining after said termination.

Should termination of Tenant’s estate occur as herein provided, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, it may either terminate this lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the premises, and relet said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this lease) and at such rental or rentals and upon such other terms and conditions as reletting all rentals received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys’ fees and of costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder.

If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord.  Such deficiency shall be calculated and paid monthly.  No such re-entry or taking possession of said premises by Landlord shall be construed as an election on its part to terminate this lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this lease for such previous breach.  Should Landlord at any time terminate this lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.  In determining the rent which would be payable by Tenant hereunder, subsequent to default, the rent for the unexpired term shall be equal to the base monthly rent, for each remaining month plus Tenant’s share of taxes, insurance, and maintenance from the commencement of the term to the time of default.  The “worth” of such sum shall be determined by determining the sum of the present value of all such payments using a 10.5% interest factor.  Upon termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord.

C.                                     Cure of Default.  If Tenant defaults in the making of any payment, or in the doing of any act herein required to be made or done by Tenant, or does or suffers any act prohibited herein, beyond applicable cure periods, then Landlord may, but shall not be required to, make such payment or do such act, or correct any damage caused by such prohibited act and to enter the Premises as appropriate in connection therewith, and the amount of the expense thereof, if made or done so by Landlord, with interest thereon at the Interest Rate (as hereinafter defined) from the date paid by Landlord, shall be paid by Tenant to Landlord and shall constitute additional rent hereunder due and payable with the next monthly installment of rent.

D.                                    Landlord’s Default.  Should Landlord be in default under the terms of this lease, Landlord shall have thirty (30) days in which to cure the same after written notice to Landlord by Tenant, provided however should remedial action on the part of Landlord reasonably require a period in excess of said period, Landlord shall have a reasonable amount of time to cure such default provided Landlord diligently pursues such cure.  If Tenant is not able to operate its customary business during the time Landlord is pursuing such cure, the rent shall be reduced pro rata based on the percentage of the customer seating area Tenant is able to operate.  If the default is not cured within the applicable time period, Tenant may terminate the lease upon written notice to Tenant given prior to completion of any cure of the default.

E.                                      Waiver of Redemption.  Tenant hereby expressly waives, to the full extent waivable, any and all rights or redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation of Tenant of any of the covenants or conditions of this lease, or otherwise.

F.                                      Remedies Cumulative.  No remedy herein or otherwise conferred upon or reserved to Landlord or Tenant shall be considered to exclude or suspend any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder now or hereafter existing at law or by statute and every power and remedy given by this Lease to Landlord or Tenant may be exercised from time to time and as often as occasion may arise or may be deemed expedient.  No delay or admission of Landlord or Tenant to exercise any right or power arising from any event of default shall impair any such right or power or shall be construed to be a waiver of any such event of default or acquiescence therein.  Notwithstanding the above Landlord shall not be entitled to double recovery or inequitable accumulation of remedies.

G.                                     Miscellaneous.  If any installment of rent is not paid by Tenant within five days after the same becomes due and payable:  (i) a late charge in the amount of $100.00 shall become immediately due and payable as compensation to Landlord for administrative costs; and (ii) the unpaid balance due Landlord shall bear interest at the Interest Rate from the date such installment became due and payable to the date of payment thereof by Tenant, and such interest shall constitute additional rent hereunder which shall be immediately due and payable.  The “Interest Rate” as used herein means 12%.

SECTION XVII.
SURRENDER OF PREMISES

Tenant shall, upon the expiration or earlier  termination of this Lease, peaceably vacate and surrender the Premises to Landlord in good order, condition and repair, reasonable wear and tear excepted.  Tenant shall leave the Premises and appurtenances thereto free and clear of rubbish and broom clean.

SECTION XVIII.
SUBORDINATION

A.                                   Definition of Mortgage.  For the purposes of this Article, the term “Mortgage” shall mean at any time, any mortgage of record now or hereafter placed against the Premises, any increase, amendment, extension, refinancing or recasting of a Mortgage and, in the case of a sale or lease and leaseback by Landlord of all or any part of the Premises, the lease creating the leaseback.  For the purposes hereof, a Mortgage shall be deemed to continue in effect after foreclosure thereof and during the period of redemption therefrom.

B.                                     Subordination of Lease.  Landlord shall provide Tenant a recordable subordination, non disturbance and attornment agreement executed by every holder of a mortgage against the Premises prior to commencement of construction of the Building and subsequently within thirty (30) days of recording any mortgage.  Such document shall provide that such holder shall not disturb Tenant’s possession of the Premises under this Lease provided Tenant is not in default of the Lease beyond applicable cure periods.  Such document shall not contain any modifications to the substantive lease terms.  As long as there is an executed Subordination, Non-Disturbance and Attornment Agreement between the Landlord, Tenant and any Mortgagee, this Lease is subject and subordinate to the lien of any Mortgage which may now or hereafter encumber the Premises or any development of which the Premises is a part.  In confirmation of such subordination, Tenant shall, at Landlord’s request from time to time, promptly execute any certificate or other document requested by the holder of the Mortgage.  Tenant agrees that in the event that any proceedings are brought for the foreclosure of any Mortgage, Tenant shall immediately and automatically attorn to the purchaser at such foreclosure sale, as Landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, nor or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure proceeding is prosecuted or completed.  Neither the holder of the Mortgage (whether it acquires title by foreclosure or by deed in lieu thereof) nor any purchaser at foreclosure sale shall be liable for any act or omission of Landlord or bound by any prepayment by Tenant of more than one month’s installment of Base Rent and additional rent or by any modification of this Lease made subsequent to the granting of the Mortgage.

SECTION XIX.
CERTIFICATES BY TENANT AND LANDLORD

A.                                   Certificate by Tenant.  Tenant shall, at any time and from time to time, upon not less than twenty (20) days’ prior notice by Landlord, execute and acknowledge to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications that the Lease is in full force and effect as modified and stating the modifications), and the dates to which the base rent and the additional rent have been paid, and stating whether or not to the best knowledge of the signer of such certificate, Landlord is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease, and, if in default, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Article 19(a) may be relied upon by Landlord or any prospective purchaser of the fee or any mortgage thereto or any assignee of any mortgage upon the fee of the Premises, but reliance on such certificate may not extend to any default of Landlord as to which the signer for Tenant shall have had no actual notice.  Such certificate shall not contain any amendments to the substantive terms of the Lease.

B.                                     Certificate by Landlord.  Landlord shall, at any time and from time to time, upon not less than twenty (20) days’ prior notice by Tenant execute and acknowledge to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications that the Lease is in full force and effect as modified and stating the modifications), and the dates to which the base rent and additional rent have been paid, and stating whether or not, to the best knowledge of the signer of such certificate, Tenant is in default in keeping, observing or performing any term, covenant, agreement, provision, condition, or limitation contained in this Lease, and if in default, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Article 19(b) may be relied upon by any prospective assignee of Tenant’s interest in this Lease, any prospective sublessee of the entire Premises or any mortgagee of this Lease or of any sublease of the entire Premises, or any assignee of any mortgage upon the leasehold estate created hereby or by any sublease, but reliance on such certificate may not extend to any default of Tenant as to which the signer for Landlord shall have had no actual knowledge.

SECTION XX.
NOTICE

All notices or demands which shall be required or permitted by law or any provisions of this Lease shall be sent by United States certified mail, postage prepaid, to the addresses set out below for Landlord and Tenant, and such notices shall be properly given if directed to those addresses until notices given in the manner described above to change such address.

To Tenant:	Granite City Food & Brewery, Ltd.
c/o Steven Wagenheim
5831 Cedar Lake Road
St. Louis Park, MN 55416

To Landlord:	Donald A. Dunham, Jr.
230 South Phillips Avenue, Suite 202
Sioux Falls, SD 57104

SECTION XXI.
WAIVER

Failure of Landlord to insist upon the strict performance of any or all of the terms or conditions herein shall not constitute, nor be construed as, a waiver of Landlord’s right to thereafter enforce any such terms or conditions, but the same shall continue in full force and effect.

SECTION XXII.
HOLDING OVER

In the event Tenant shall continue to occupy the  Premises after the expiration of the term hereof, such holding over shall not operate to extend or renew this Lease, but shall be construed as a tenancy from month to month which may be terminated by either party upon thirty (30) days’ prior written notice.  Such month-to-month tenancy by Tenant shall be subject to all the terms and provisions of this Lease.

SECTION XXIII.
COVENANTS

A.                                   Covenant of Faithful Performance.  It is mutually agreed that this Lease is made upon and subject to the terms, covenants, and conditions herein contained, and that Tenant covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions to be kept and performed by it and that this Lease is made upon the condition of such performance.

B.                                     Provisions Deemed Covenants and Conditions.  The parties hereto agree that all the provisions hereof are to be construed as covenants and conditions as though the words imparting such covenants and conditions were used in each instance.

SECTION XXIV.
RIGHT OF FIRST REFUSAL

If at any time during the term of this Lease or any renewal period thereof, Landlord receives a bona fide offer from a third party for the sale to said third party of the Landlord’s interest in the Premises, Landlord shall give Tenant the right to purchase the Premises at the same price and on the same terms as contained in said bona fide offer.  Upon receipt of written notice (and a copy of said offer) from Landlord that Landlord has received a bona fide offer it is willing to accept, Tenant shall, within fifteen (15) days after receipt of said notice, give written notice to Landlord as to whether Tenant has elected to exercise its right to purchase the Premises, or said part interest, on the same terms and conditions as contained in said bona fide offer.  In the event that Tenant exercises said right to purchase the Premises, Tenant shall be required to close its acquisition of the Premises within ninety (90) days, and upon the terms and conditions as third party offeror would have been required to close its acquisition of the Premises.  In the event that Tenant does not exercise said right to purchase the Premises Landlord shall require as a condition of sale that the third party offeror agree that the Tenant’s interest in this Lease shall not be affected by said transfer of ownership and the third party offeror shall assume all of the Landlord’s obligations hereunder.

It is understood that, for purposes of this paragraph, a bona fide offer shall refer to an offer where the earnest money deposited with Landlord by said third party is equal to at least five percent (5%) of the purchase price offered by said third party.

This right of first refusal is a continuing right and if Tenant does not exercise its right of first refusal shall continue with regard to further offers so long as this Lease is in effect.

SECTION XXV.
OPTION TO PURCHASE

So long as this Lease is in full force and effect and Tenant is not in default hereunder, Tenant shall have the option to purchase, at any time after the nineteenth anniversary of the Commencement Date and prior to the twentieth anniversary of the Commencement Date, all right, title and interest of Landlord in and to the Premises for the fair market value as defined below and as determined below.

A.                                   Fair Market Value.  “Fair Market Value” shall mean the price a willing buyer would pay a willing seller for the Premises with the buyer having no necessity to purchase the Premises and the seller having no necessity to sell the Premises.

B.                                     Determination of Fair Market Value.  Within fifteen (15) days of the date Tenant gives notice to Landlord of Tenant’s election to have the fair market value and the Premises determined, Tenant shall give Landlord written notice of an appraiser and Landlord shall give Tenant written notice of an appraiser.  Within thirty (30) days after the Election Date the two appraisers shall select a third appraiser.  All appraisers shall be independent from the Landlord and Tenant and have no conflict of interest, shall have MAI certification and at least ten (10) years experience appraising real estate including appraising at least five (5) restaurants.  Each appraiser shall complete and deliver to Tenant and Landlord an appraisal of the Premises in compliance with MAI standards within 120 days of the Election Date.

Any appraisal that is ten percent (10%) more or less then the average of the appraisals shall not be used.  The average of the remaining appraisals shall be deemed the fair market value of the Premises.  The appraisers shall give each party copies of the appraisals and final written notice of the fair market value.  The decision shall be final and not subject to appeal in the absence of fraud or other failure to follow the requirements set forth herein.  The parties shall each pay one-half the cost of the appraisers.

Such option shall be exercised, if at all, by Tenant giving written notice thereof to Landlord, said notice period to be within thirty (30) days after having received a Final Written Notice of the fair market value as described above.  Landlord shall provide Tenant with a warranty deed conveying marketable title to Tenant and with a current title insurance commitment to insure marketable title to the Premises.  The title insurance company may use the sales proceeds to pay such encumbrances and costs as are necessary to insure marketable title in the name of Tenant subject to Tenant’s mortgage financing.  Subsequent closing of the sale and purchase must occur within ninety (90) days from the date the option is exercised.

SECTION XXVI.
GENERAL PROVISIONS

A.                                   Captions.  The captions of the Articles of this Lease are for convenience only and are not a part of this Lease, and do not in any way limit or amplify the terms or provisions of this Lease.

B.                                     Successors and Assigns.  Subject to the provisions hereof, this Lease shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

C.                                     Attorney’s Fees.  In the event either of the parties hereto commences any action or proceeding against the other under or on account of this Lease, then and in each such event, the successful party in such action or proceeding shall be entitled to receive, and the parties hereto respectively agree to pay, a reasonable attorneys’ fee on account of such action or proceeding.

D.                                    Construction.  The language in all parts of this Lease shall be in all cases construed according to its fair meaning and not strictly for or against Landlord or Tenant.

If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unreasonable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

The parties intend that the obligations herein of Tenant are the joint and several obligations of the corporation and the Guarantors named in attached Lease Guaranty.

E.                                      Unavoidable Delay.  Whenever a date is herein provided for either party to do or perform any act or thing, that date shall be subject to Unavoidable Delay.  Unavoidable Delay shall mean delays in the performance or obligations under this Lease due to acts of God, acts of the public enemy, the direct unavoidable result of strikes, walk outs and lockouts which could not be reasonably anticipated, fire, floods, epidemics and quarantines, unavailability of power, unavailability of materials which would not reasonably be anticipated, the requirement to remediate environmental conditions other than as noted in environmental audits procured prior to commencing construction, the requirement to correct concealed conditions not revealed by adequate soil tests, action or inaction of governmental authorities, unusually severe weather not reasonably anticipatable, casualty to the Project improvements, and litigation which delays construction by injunction, provided no such occurrence shall constitute “Unaviodable Delay” for a party unless the party gives written notice to the other party of such occurrence within ten (10) days of its first occurrence.  For each day of Unavoidable Delay, one day shall be added to the date under this Lease for completion of the affected task and any subsequent task the commencement of which is dependent on completion of the affected task.

F.                                      Law Governing.  This Lease shall be governed by and construed in accordance with the laws of the State of South Dakota.

G.                                     Landlord Rules and Regulations.  Tenant and its employees shall observe and comply with any reasonable rules and regulations that Landlord or Landlord’s agents may from time to time adopt for the Premises and that are applicable to Tenant provided Tenant has received notice of such rules and regulations pursuant to the notice provisions of Article 20 hereof, and provided such rules and regulations do not deprive Tenant of any rights set forth in this Lease or materially and unreasonably interfere with the benefits of the Lease.

H.                                    Initial Tenant Covenant.  Tenant covenants and warrants that it has full right and lawful authority to enter into this Lease for the full term herein granted and for any and all extensions herein provided.

I.                                         Entire Agreement.  This Lease, together with any written modifications or amendments hereto, hereinafter entered into, shall constitute the entire agreement between the parties relative to the subject matter hereof and shall supersede any prior agreements or understandings, whether written or oral, which the parties may have had relating to the subject matter hereof.  No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.  Tenant shall not record this Lease without Landlord’s written consent.

J.                                        Counterparts.  This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

K.                                    Consent of Landlord.  Wherever in this Lease the consent of Landlord is required, it is agreed that such consent will not be unreasonably withheld and will be promptly considered, and in the event Landlord does not refuse to grant such consent in writing within thirty (30) days after request by Tenant thereof, the same shall be deemed to have been given.

L.                                      Tenant Financial Statements.  On an annual basis, Tenant hereby agrees to provide to Landlord a copy of its audited financial statements.

M.                                 Brokerage Commission.  Landlord will pay the brokerage commission payable in connection with this Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Net Lease Agreement as of the day and year first above written.

LANDLORD: Donald A. Dunham, Jr.	TENANT: Granite City Food & Brewery, Ltd.

By	By
Donald A. Dunham, Jr.	Its

EXHIBIT B

PROJECT COSTS

The following items are included in, but not limited to, “Project Costs” identified in Section VII. A. 4. of the Development Agreement:

HARD COSTS TO INCLUDE:

•                                          Building Permit(s)

•                                          Soil Test(s)

•                                          Survey & Stakeout

•                                          Demolition and Clearing of Site

•                                          Excavation, Fill, Grading, Final Grade

•                                          Sewer and Water

•                                          Footings and Foundations

•                                          Damproofing

•                                          Building Floor

•                                          Exterior Concrete/Flatwork

•                                          Patio

•                                          Curb & Gutter

•                                          Asphalt Paving

•              Parking Lot Striping

•                                          Lawn Sprinkler System, Sod, Landscaping

•                                          Fences and Enclosures

•                                          Exterior Signage

•                                          Tools and Equipment

•                                          Clean Up

•                                          Temporary Power and Utilities

•                                          Temporary Facilities

•                                          Miscellaneous Materials & Labor

•                                          HVAC

•                                          Plumbing

•                                          Electrical

•                                          Electrical Fixtures (Some)

•                                          Building Sprinkler Systems

•                                          Framing

•                                          Insulation

•                                          Drywall

•                                          Finish Labor

•                                          Painting and Staining

•                                          Acoustical Ceiling

•                                          Quarry/Ceramic Tile, Carpet, Vinyl, Cove Base

•                                          Building Package System, Building Materials, Trusses, Steel, Finish Materials

•                                          Aluminum Entrance Assemblies/Exterior Doors

•                                          Windows

•                                          Roof, Gutters, Downspouts

•                                          Fire Extinguishers

•                                          Mini-Blinds

•                                          Bathroom Accessories

•                                          Cabinets

•                                          Shelving

•                                          Laminate/Marble Tops

•                                          Furniture, Fixtures or Equipment installed and paid for by Landlord, if any

LAND AND SOFT COSTS TO BE EXCLUDED:

The following costs shall be excluded from the calculation of the Developer’s Fee under Section VII. A. 4:

•                                          Land Cost (to include Land Lease Cost)

•                                          Title Insurance

•                                          Architect

•                                          Civil Engineer

•                                          Mechanical Engineer

•                                          Electrical Engineer

•                                          Project Management Fee

•                                          Legal Fees

•                                          Appraisal

•                                          Recording Fees

•                                          Financing Fees

•                                          Construction Interest

•                                          Real Estate Taxes

•                                          Drafting Fees

•                                          Builders Risk Insurance

•                                          Blueprints and Spec Books

•                                          Project Sign

•                                          Misc. Soft Costs

HARD COSTS TO BE EXCLUDED:

The following costs shall be excluded from the calculation of the Developer’s Fee under Section VII. A. 4:

•                                          Tenant Work constructed and paid for by Tenant

•              Furniture, Fixtures and Equipment installed or constructed and paid for by Tenant